OFFER TO EXCHANGE
11.0% Senior Notes Due 2011,
10.0% Senior Convertible Notes Due 2011
and
9.0% Senior Series A Convertible Participating Preferred Stock
For Any and All Outstanding
4.75% Convertible Subordinated Notes Due 2006
(CUSIP Nos. 743168-AA-4 and 69357C-AA-5)
of
PRG-SCHULTZ INTERNATIONAL, INC.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 2, 2006, UNLESS EXTENDED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).
February 1, 2006
To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
      Enclosed for your consideration is an Offering Circular dated February 1, 2006 (the “Offering Circular”) of PRG-Schultz International, Inc., a Georgia corporation (“PRG”), and a related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offering Circular, the “Offer Documents”), relating to our offer (the “Exchange Offer”) to exchange: $400 in principal amount of our 11.0% Senior Notes due 2011 (the “New Senior Notes”), plus an additional principal amount equal to the aggregate accrued and unpaid interest due on the Existing Notes (as described below) being tendered in the Exchange Offer; $480 in principal amount of our 10.0% Senior Convertible Notes due 2011 (the “New Senior Convertible Notes”) convertible into our 10.0% Senior Series B Convertible Participating Preferred Stock (the “New Series B Convertible Preferred Stock”) and/ or our common stock; and one share, $120 liquidation preference, of our 9.0% Senior Series A Convertible Participating Preferred Stock (the “New Series A Convertible Preferred Stock” and together with the New Senior Notes and the New Senior Convertible Notes, the “New Securities”) convertible into our common stock for each $1,000 in principal amount of our outstanding 4.75% Convertible Subordinated Notes due 2006 (the “Existing Notes”) that you validly tender before the Expiration Date, upon the terms and subject to the conditions set forth in the Offer Documents. The Exchange Offer is being extended to all holders of the Existing Notes.
      For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offering Circular relating to the Exchange Offer;

2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

3. A form of letter which may be sent to your clients for whose accounts you hold Existing Notes registered in your name or in the name of your nominee(s), with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. Notice of Guaranteed Delivery to be used to accept the offer if certificates for Existing Notes and all other required documents cannot be delivered to US Bank Corporate Trust Services (the “Exchange Agent”), or if the procedure for book entry transfer cannot be completed, by the Expiration Date; and

5. Return envelopes addressed to US Bank Corporate Trust Services, the Exchange Agent for the Exchange Offer.
      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ANY EXISTING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OR AT ANY TIME AFTER WEDNESDAY, MARCH 29, 2006 IF WE HAVE NOT ACCEPTED THE TENDERED EXISTING NOTES FOR EXCHANGE BY THAT DATE.
      Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange Existing Notes which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if we give oral or written notice to the Exchange Agent of our acceptance of such Existing Notes for exchange pursuant to the Exchange Offer. Exchange of Existing Notes pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Existing Notes, or timely confirmation of a book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures described in the Offer Documents, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an agent’s message (as defined in the Offering Circular) in connection with a book-entry transfer, and (iii) all other documents required by the Letter of Transmittal.
      We will not pay any fees or commissions to any broker or dealer or other person (other than the Exchange Agent, as described in the Offering Circular) for soliciting tenders of Existing Notes pursuant to the Exchange Offer. We will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers and in handling or forwarding tenders for exchange.
      We will pay or cause to be paid all transfer taxes applicable to our exchange of Existing Notes pursuant to the Exchange Offer, subject to Instruction 5 of the Letter of Transmittal.
      Any questions regarding the Exchange Offer or requests for additional copies of the enclosed material should be addressed to US Bank Corporate Trust Services, the Exchange Agent for the Exchange Offer, at the address and telephone number set forth on the back cover of the Offering Circular.

Very truly yours,

PRG-SCHULTZ INTERNATIONAL, INC.
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PRG OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER DOCUMENTS.

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